UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2022

VIVEVE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	VIVE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 29, 2022, Viveve Medical, Inc. (the “Company”) received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the Company’s non-compliance with the minimum bid price and stockholders’ equity requirements for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rules 5550(a)(2) (the “Bid Price Rule”) and 5550(b)(1) (the “Equity Rule”), respectively, the Company’s securities were subject to delisting unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company intends to timely request a hearing before the Panel, which request will stay any further action by Nasdaq at least pending the issuance of a decision by the Panel and the expiration of any extension the Panel may grant to the Company following the hearing.

As previously disclosed, on May 31, 2022, the Staff notified the Company that, based upon the closing bid price for the Company’s common stock for the previous 30-consecutive business days, it was not in compliance with the Bid Price Rule, which requires companies listed on Nasdaq to maintain a minimum bid price of at least $1.00 per share. In accordance with the Nasdaq Listing Rules, the Company was granted a 180-calendar day grace period to regain compliance with the rule, through November 28, 2022. The Company did not evidence compliance with the Bid Price Rule by that date, which resulted in the issuance of the Staff’s determination to pursue delisting.

Additionally, and as previously disclosed, on November 18, 2022, the Staff notified the Company that, based upon the Company’s stockholders’ equity as of September 30, 2022, the Company no longer satisfied the Equity Rule, which requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders' equity. The Company was granted an extension through January 3, 2023 to submit its plan to regain compliance with the Equity Rule; however, pursuant to Nasdaq Listing Rule 5810(c)(2)(A) and given the Company’s non-compliance with the Bid Price Rule, the Company’s non-compliance with the Equity Rule now serves as an additional and separate basis for delisting.

The Company will present its plan to regain compliance with all applicable rules for continued listing on The Nasdaq Capital Market to the Panel at the hearing, which may include fundraising and a reverse stock split, if necessary.

The Company is diligently working to evidence compliance with the Bid Price Rule and the Equity Rule as soon as practicable; however, there can be no assurance that the Panel will determine to continue the Company’s listing on Nasdaq or that the Company will be able to evidence compliance with the applicable listing criteria within the period of time that may be granted by the Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEVE MEDICAL, INC.

By:	/s/ Scott Durbin
Name:	Scott Durbin
Title:	Chief Executive Officer

Date:	December 2, 2022